Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT, dated as of July 29, 2020 (this “Agreement”), is made by and among Guaranty Federal Bancshares, Inc., a Delaware corporation (“Company”), and the several purchasers identified on the signature pages hereto (each a “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company is offering up to $20,000,000 aggregate principal amount of the Company’s 5.25% Fixed-to-Floating Rate Subordinated Notes due 2030, to be issued pursuant to this Agreement, in the form attached hereto as Exhibit A, which aggregate amount is intended to qualify as Tier 2 Capital;

WHEREAS, the Company has engaged Performance Trust Capital Partners, LLC as its exclusive placement agent (the “Placement Agent”) for the offering of the Subordinated Notes (as defined herein).

WHEREAS, each Purchaser is an institutional “accredited investor,” as defined in Rule 501 of Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”), or a QIB (as defined herein);

WHEREAS, the offer and sale of the Subordinated Notes by the Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D; and

WHEREAS, each Purchaser is willing to purchase from the Company a Subordinated Note in the principal amount set forth on such Purchaser’s signature page hereto (each such amount, a “Subordinated Note Amount”), in accordance with the terms, subject to the conditions and in reliance on, the representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.           DEFINITIONS; INTERPRETATION.

1.1     Definitions. The following capitalized terms used in this Agreement have the meanings set forth below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as in effect on the Closing Date.

“Bank” means Guaranty Bank, a bank organized under the laws of the State of Missouri.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Missouri are permitted or required by any applicable law or executive order to close.

“Bylaws” means the Bylaws of the Company, as in effect on the Closing Date.

“Closing Date” means the date hereof.

“Company Reports” means (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, including the audited financial statements contained therein and the information from the Company’s definitive proxy statement for its 2020 annual meeting of shareholders incorporated by reference into the Form 10-K; (ii) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC, including the unaudited financial statements contained therein; (iii) the Report of Condition and Income of the Bank for the period ended March 31, 2020; and (iv) the Company’s reports for the period ended December 31, 2019 as filed with the FRB as required by the regulations promulgated by the FRB.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means United States generally accepted accounting principles .

“Governmental Agency” means (i) any federal, state, county or local governmental department, commission, board, regulatory authority or agency with jurisdiction over the Company or any of its Subsidiaries, and (ii) any Regulatory Agency.

“Indebtedness” means and includes: (i) all items arising from the borrowing of money that, according to GAAP, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company or any of its Subsidiaries; and (ii) all obligations secured by any lien in property owned by the Company or any of its Subsidiaries, whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the Company’s or the Bank’s business (including federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by the Company or the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Lease” means any lease, license or other document providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of such Person, or (ii) would materially impair the ability of any Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in after the date of this Agreement GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to the Company, the Bank or the Purchasers, including, without limitation, the direct and indirect effects of the ongoing Covid-19 pandemic, and the responses thereto of any government or Governmental Agency, (4) direct effects of compliance with this Agreement on the operating performance of the Company, the Bank or the Purchasers, including expenses incurred by the Company or Purchasers in consummating the transactions contemplated by this Agreement, and (5) the effects of any action or omission taken by the Company with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes, and (6) changes in global, national, or regional political conditions, including the outbreak or escalation of war or acts of terrorism.

“Maturity Date” means September 30, 2030.

“Person” means any individual, corporation (whether or not for profit), partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Property” means any real property owned or leased by the Company or any of its Subsidiaries.

“QIB” means a Qualified Institutional Buyer as defined in Rule 144A under the Securities Act.

“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company, the Bank or any of their Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Subordinated Note” means a 5.25% Fixed-to-Floating Rate Subordinated Note due 2030, in the form attached hereto as Exhibit A, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subsidiary” means, with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217 and 12 C.F.R. Part 250, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” means this Agreement and the Subordinated Notes.

1.2     Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to any law or regulation shall mean such law or regulation as amended or modified from time to time, and any replacement thereof. All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement and the Subordinated Notes shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.

1.3     Exhibits Incorporated. All Exhibits attached hereto are hereby incorporated into this Agreement.

2.           PURCHASE AND SALE OF SUBORDINATED NOTES.

2.1     Purchase and Sale of Subordinated Notes. The closing of the purchase and sale of the Subordinated Notes (the “Closing”) shall occur at 10:00 a.m. (Eastern Time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree in writing. On the terms and subject to the conditions set forth herein, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, a Subordinated Note in the form attached hereto as Exhibit A, with a principal amount equal to the applicable Subordinated Note Amount for such Purchaser. Each Purchaser hereby waives any right of offset such Purchaser may have against the Company or any of its Subsidiaries with respect to the transactions contemplated by the Transaction Documents.

2.2     Company Deliverables. On the Closing Date, the Company shall deliver to the Purchasers (a) certificate, duly executed by the Secretary or Assistant Secretary of the Company, setting forth (i) the Certificate of Incorporation; (ii) the Bylaws, (iii) resolutions adopted by the board of directors of the Company or any committee thereof authorizing the execution, delivery and performance of the Transaction Documents; and (iv) the incumbency of each officer of the Company authorized to execute any of the Transaction Documents; (b) a certificate of existence of the Company issued by the Secretary of State of the State of Delaware; and (c) the opinion of Barrack Ferrazzano Kirschbaum & Nagelberg LLP, counsel to the Company, dated as of the Closing Date, substantially in the form set forth as Exhibit B attached hereto addressed to the Purchasers and Placement Agent. Promptly after the receipt from the Purchasers of Subordinated Note Amounts in an aggregate amount of at least $20,000,000 in accordance with Section 2.3, the Company shall deliver to each Purchaser a definitive certificate representing the Subordinated Note purchased by such Purchaser with a principal amount equal to such Purchaser’s Subordinated Note Amount.

2.3     Purchaser Deliverables. On the Closing Date, each Purchaser shall deliver to the Company, promptly after receipt of the items described in the first sentence of Section 2.2, such Purchaser’s Subordinated Note Amount, by wire transfer of immediately available funds in accordance with the instructions provided by the Company in writing prior to the date hereof.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Purchaser that, except as disclosed in the Company Reports, and except as would not reasonably be expected to result in a Material Adverse Effect:

3.1     Organization and Authority.

3.1.1     The Company is a duly organized corporation, is validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

3.1.2     Each Subsidiary of the Company has been duly organized and is validly existing as a corporation or limited liability company, or, in the case of the Bank, has been duly chartered and is validly existing as an Missouri state-charted bank, in each case in good standing under the laws of the jurisdiction of its incorporation, has corporate or other applicable power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding Equity Interests in each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, with the exception that all of the issued and outstanding stock of the Bank is pledged as collateral under a certain loan agreement between the Company and a correspondent bank lender; none of the outstanding Equity Interests in any Subsidiary of the Company were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary of the Company or any other entity.

3.1.3     The deposit accounts of the Bank are insured by the FDIC up to applicable limits. The Bank has not received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of the Bank as an FDIC-insured institution.

3.2     Capital Stock. The Certificate of Incorporation of the Company authorize the Company to issue 10,000,000 shares of common stock and 2,000 shares of preferred stock. As of the close of business on July 28, 2020, 4,367,510 shares of common stock of the Company were issued and outstanding, no shares of common stock of the Company were subject to outstanding stock options, and no other securities of the Company were issued and outstanding that were exercisable, exchangeable or convertible for or into shares of common stock of the Company.

3.3     Authorization; Binding Agreements. The issuance of the Subordinated Notes pursuant to this Agreement, the borrowing of the aggregate of the Subordinated Note Amounts, the execution of the Transaction Documents and compliance by the Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company. This Agreement and the Subordinated Notes have been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties thereto, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (collectively, the “Enforceability Exceptions”). The Subordinated Notes have been duly authorized by the Company and when executed by the Company, completed, issued, delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will have been duly issued and will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the terms of this Agreement and the Subordinated Notes, and enforceable in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

3.4     Exemption from Registration. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Subordinated Notes. Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement, the Subordinated Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person described in Rule 506(d)(1) (each, a “Company Covered Person”). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

3.5     No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents by the Company nor compliance by the Company with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the Certificate of Incorporation or Bylaws; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which the Company or the Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to the Company or the Bank; or (4) any statute, rule or regulation applicable to the Company, except, in the case of items (2), (3) or (4), for such violations, conflicts breaches and default that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of the Company. Neither the Company nor the Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or the Bank, as applicable, is a party or by which the Company or the Bank, as applicable, or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company.

3.6     Governmental Consents. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements, if any, of the Securities Act, the Exchange Act or state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations. The Bank is not a party to, or otherwise subject to, any legal restriction or any agreement (other than customary limitations imposed by corporate law statutes, banking law statutes, rules and policies, or other regulatory statutes) restricting the ability of Bank to pay dividends or make any other distributions to the Company.

3.7     Possession of Licenses. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on the Company or such applicable Subsidiary; the Company and each Subsidiary of the Company is in compliance with the terms and conditions of all such Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company or such applicable Subsidiary of the Company; all of the Licenses are valid and in full force and effect, except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not have a Material Adverse Effect on the Company or such applicable Subsidiary of the Company; and neither the Company nor any Subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such Licenses.

3.8     Financial Condition; Accounting Controls.

3.8.1     Company Financial Statements. The financial statements of the Company included in the Company Reports (including the related notes, where applicable), which have been made available to the Purchasers (i) have been prepared from, and are in accordance with, the books and records of the Company or the Bank, as applicable; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity and financial position of the Company and its consolidated Subsidiaries or the Bank, as applicable, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case: (x) as indicated in such statements or in the notes thereto; or (y) for any statement therein or omission therefrom which was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent Company’s Report; and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company contained in the Company Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

3.8.2     Absence of Default. Since the end of the Company’s last fiscal year ended December 31, 2019, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any material Indebtedness of the Company. The Company is not in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect on the Company.

3.8.3     Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any Subsidiary of the Company.

3.8.4     Ownership of Property. The Company and each of its Subsidiaries has good and marketable title as to all real property owned by it and good title to all assets and properties owned by the Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such as do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to the Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in the Company Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in the Company Reports.

3.8.5     Accounting Controls.

3.8.5.1     The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control. Since the date of the Company’s latest audited financial statements filed with the SEC, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

3.8.6     The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and (ii) are effective to perform the functions for which they were established. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have not been advised that there is (A) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls, or (B) any material weaknesses in internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses. The principal executive officer (or the equivalents) and principal financial officer (or the equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002, and the statements made in each such certification are accurate. The Company, its Subsidiaries and, to the Company’s knowledge, its directors and officers, are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

3.9     No Material Adverse Effect. Since the end of the Company’s last fiscal year ended December 31, 2019, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

3.10   Legal Matters.

3.10.1     Compliance with Law. The Company and each of its Subsidiaries (i) has complied with and (ii) to the Company’s knowledge, is not under investigation with respect to, and, to the Company’s knowledge, has not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries is in compliance with, and at all times prior to the date hereof has been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, applicable to it, and (y) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees, in each case except where any such failure to comply, would not result, individually or in the aggregate, in a Material Adverse Effect. At no time during the two years prior to the date hereof has the Company or any of its Subsidiaries received any written notice asserting any violations of any of the foregoing that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.10.2     Regulatory Enforcement Actions. The Company, the Bank and its other Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, the failure to comply with which could reasonably be expected to have a Material Adverse Effect. Subject to the following sentence, none of the Company, the Bank, the Company’s or the Bank’s Subsidiaries nor any of their officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to the Company’s knowledge, (i) any such restrictions threatened, (ii) any agreements, memoranda or commitments being sought by any Governmental Agency, or (iii) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency remains unresolved. Notwithstanding the foregoing, or anything to the contrary in this Agreement, the Company makes no representation or warranty with respect to any information that constitutes confidential supervisory information within the meaning of applicable federal regulations.

3.10.3     Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole, or affect issuance or payment of the Subordinated Notes; and neither the Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole.

3.10.4     Environmental. The Company and each of its Subsidiaries are in compliance in all material respects with all laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations (collectively, “Hazardous Materials Laws”), except where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. No Property is or, to the Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations (collectively, “Hazardous Materials”). There are no claims or actions pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials, or pursuant to any Hazardous Materials Law, except for such actions or claims that would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

3.10.5     Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.11     Use of Proceeds. The Company intends to use the net proceeds it receives from the sale of the Subordinated Notes for general corporate purposes, including to support regulatory capital ratios and potential future strategic opportunities.

3.12     Brokerage Commissions. Except for commissions paid or payable to the Placement Agent, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

3.13     Tax Matters. The Company, the Bank and each Subsidiary of the Company have (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, subject to any extensions, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

3.14     Representations and Warranties Generally. The representations and warranties of the Company set forth in this Agreement that do not contain a “Material Adverse Effect” qualification or other express materiality or similar qualification shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except for any such representation or warranty that is made only as of a specific date, in which case as of such specific date). The representations and warranties of the Company set forth in this Agreement that contain a “Material Adverse Effect” qualification or any other express materiality or similar qualification shall be true and correct as of the date hereof and as of the Closing Date (except for any such representation or warranty that is made only as of a specific date, in which case as of such specific date).

3.15     No Misstatements. None of the representations, warranties, covenants and agreements made by the Company in this Agreement or in any certificate delivered to the Purchasers by or on behalf of the Company pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to the Purchasers, as of the date of this Agreement.

4.           REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows:

4.1     Legal Power and Authority. The Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser is an entity duly organized, validly existing and in good standing under the laws its jurisdiction of organization.

4.2     Authorization and Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Purchaser, and, assuming due authorization, execution and delivery by the other parties thereto, this Agreement is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.3     No Conflicts. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (i) the Purchaser’s organizational documents, (ii) any agreement to which the Purchaser is party, (iii) any law applicable to the Purchaser or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Purchaser.

4.4     Purchase for Investment. The Purchaser is purchasing the Subordinated Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. The Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, Indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.

4.5     Investor Status. The Purchaser is and will be on the Closing Date either (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets, or (ii) a QIB.

4.6     Financial and Business Sophistication. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. The Purchaser has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.

4.7     Ability to Bear Economic Risk of Investment. The Purchaser recognizes that an investment in the Subordinated Notes involves substantial risk. The Purchaser has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of the Purchaser’s investment in the Company.

4.8     Information. The Purchaser acknowledges that: (i) the Purchaser is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is the Purchaser being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) the Purchaser has conducted its own examination of the Company and the terms of the Subordinated Notes to the extent the Purchaser deems necessary to make its decision to invest in the Subordinated Notes; and (iii) the Purchaser has availed itself of publicly available financial and other information concerning the Company to the extent the Purchaser deems necessary to make its decision to purchase the Subordinated Notes. The Purchaser has reviewed the information set forth in the Company Reports, the exhibits and schedules hereto and the information contained in the data room established by the Company in connection with the transactions contemplated by this Agreement.

4.9     Access to Information. The Purchaser acknowledges that the Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by the Purchaser or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

4.10     Investment Decision. The Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person or entity, including the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, the Purchaser acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.

4.11     Private Placement; No Registration; Restricted Legends. The Purchaser understands and acknowledges that the Subordinated Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. The Purchaser is not subscribing for Subordinated Notes as a result of or subsequent to any general solicitation or general advertising, in each case within the meaning of Rule 502(c) of Regulation D, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. The Purchaser further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note, which is attached hereto as Exhibit A. The Purchaser further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. Neither the Company or the Placement Agent has made or is making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Subordinated Notes, or that the Subordinated Notes purchased by each Purchaser will ever be able to be lawfully resold, pledged or otherwise transferred.

4.12     Placement Agent. The Purchaser acknowledges and agrees that it will purchase the applicable Subordinated Note directly from the Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

4.13     Tier 2 Capital. If the Company provides notice as contemplated in Section 5.1.5 of the occurrence of the event contemplated in such section, thereafter, if requested by the Company, the Purchasers shall work together with the Company in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.

4.14     Accuracy of Representations. The Purchaser understands that each of the Placement Agent and the Company are relying and will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement.

4.15     Representations and Warranties Generally. The representations and warranties of each Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of a Purchaser and delivered to the Company or to counsel for the Company shall be deemed to be a representation and warranty by such Purchaser to the Company as to the matters set forth therein.

5.           GENERAL COVENANTS AND AGREEMENTS.

5.1     Compliance with Transaction Documents. The Company shall comply with, observe and timely perform each and every one of its covenants, agreements and obligations under the Transaction Documents.

5.2     Compliance with Laws.

5.2.1     Generally. The Company shall comply and cause the Bank and each of its other Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company.

5.2.2     Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow the Bank or any other of its Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on the Company, or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

5.2.3     Taxes. The Company shall and shall cause the Bank and any other of its Subsidiaries to promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Company, the Bank or any other of its Subsidiaries or upon the income, profits, or property of the Company or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Company, the Bank or any other of its Subsidiaries. Notwithstanding the foregoing, none of the Company, the Bank or any other of its Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of the Company, the Bank and such other Subsidiary.

5.2.4     Corporate Existence. The Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of the Bank and the other Subsidiaries and and its rights and franchises and those of the Bank and the other Subsidiaries.

5.2.5     Tier 2 Capital. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Company shall notify the registered holders of the Subordinated Notes, and thereafter the Company and such holders shall work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event as described in the Subordinated Notes.

5.3     Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, the Company, and the Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

5.4     Insurance. At its sole cost and expense, the Company shall maintain, and shall cause each Subsidiary to maintain, bonds and insurance to such extent, covering such risks as is required by law or as is usual and customary for owners of similar businesses and properties in the same general area in which the Company or any of its Subsidiaries operates. All such bonds and policies of insurance shall be in a form, in an amount and with insurers recognized as adequate by prudent business persons.

5.5     Rule 144A Information. While any Subordinated Notes remain “restricted securities” within the meaning of the Securities Act, Company will make available, upon request, to any seller of such Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless Company is then subject to Section 13 or 15(d) of the Exchange Act.

6.           MISCELLANEOUS.

6.1     Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Subordinated Notes (including, in each case, past defaults) shall be effective against any Purchaser or any Holder (as defined in the Subordinated Notes) unless in writing and signed by the Holders of Subordinated Notes representing a majority of the aggregate outstanding principal of the Subordinated Notes, and no waiver or amendment of any term, provision, condition or agreement herein shall be effective against the Company unless in writing and signed by the Company. No failure to exercise or delay in exercising, by a Purchaser or any holder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity.

6.2     Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

6.3     Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next business day delivery, addressed:

if to the Company:	Guaranty Federal Bancshares, Inc. 2144 East Republic Road, Suite F200 Springfield, Missouri 65804 Attention: Carter M. Peters
with a copy to:	Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street, Suite 3900 Chicago, Illinois 60606 Attention: Robert M. Fleetwood Abdul R. Mitha
if to any Purchaser:	To the address indicated on such Purchaser’s signature page.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next business day delivery was requested), or if emailed, upon confirmation of receipt.

6.4     Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, unless a Purchaser consents in writing, no assignment made by the Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of the Company. The term “successors and assigns” will not include a purchaser of any of the Subordinated Notes from any Purchaser merely because of such purchase.

6.5     No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with the Company.

6.6     Entire Agreement. This Agreement and the Subordinated Notes, along with any exhibits hereto or thereto and any non-disclosure agreements between the Purchaser and the Company, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties to be bound by such amendment. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

6.7     Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its laws or principles of conflict of laws. Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

6.8     No Third Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if they were a party to this Agreement.

6.9     Captions; Counterparts. Captions contained in this Agreement are for reference purposes only, and in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10     Knowledge; Discretion. All references herein to a Purchaser’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

6.11     Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE PURCHASERS. THE PARTIES ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

6.12     Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

6.13     Survival. Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative, other than those which by their terms are to be performed in whole or in part prior to or on the Closing Date, which shall terminate as of the Closing Date.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

COMPANY: GUARANTY FEDERAL BANCSHARES, INC.
By:
Name: Title:	Carter M. Peters Executive Vice President and Chief Financial Officer

[Signature Page to Subordinated Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned Purchaser has caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

PURCHASER: [INSERT PURCHASER’S NAME]
By:
Name: [●] Title:[●]

Address of Purchaser: [●]
Principal Amount of Purchased Subordinated Notes: $[●]

[Signature Page to Subordinated Note Purchase Agreement]

Exhibit A

Form of Definitive Subordinated Note

[See attached]

FORM OF DEFINITIVE SUBORDINATED NOTE

GUARANTY FEDERAL BANCSHARES, INC.

5.25% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2030

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; (B) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO A PERSON THAT YOU REASONABLY BELIEVE TO BE AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT; OR (C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED HEREIN).

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

No. 2030-[●]	[ACCREDITED INVESTOR CUSIP 40108P AB7 / ISIN: US40108PAB76]
[QIB CUSIP 40108P AA9 / ISIN: US40108PAA93]

GUARANTY FEDERAL BANCSHARES, INC.

5.25% FIXED-TO-FLOATING RATE SUBORDINATED NOTE DUE 2030

1.         Note Purchase Agreement; Holders. This Subordinated Note is one of a duly authorized issue of notes of Guaranty Federal Bancshares, Inc., a Delaware corporation (the “Company”), designated as the “5.25% Fixed-to-Floating Rate Subordinated Notes due 2030” (the “Subordinated Notes”) in an aggregate principal amount of up to $20,000,000 and initially issued on July 29, 2020. The Company has issued this Subordinated Note under that certain Note Purchase Agreement dated as of July 29, 2020, as the same may be amended or supplemented from time to time (“Note Purchase Agreement”), between the Company and the several purchasers thereto. The holder of this Subordinated Note (the “Holder”), by the acceptance of this Subordinated Note, agrees to and will be bound by all provisions of the Note Purchase Agreement that are applicable to Purchasers (as defined therein) or holders of Subordinated Notes from time. All capitalized terms not otherwise defined in this Subordinated Note will have the meanings assigned to them in the Note Purchase Agreement. A copy of the Note Purchase Agreement is on file at the Company and will be provided to any holder of this Subordinated Note upon request.

2.          Payment. The Company, for value received, promises to pay to [●], the principal sum of [●] DOLLARS (U.S.) ($[●]), plus accrued but unpaid interest on September 30, 2030 (“Stated Maturity Date”), unless redeemed prior to such date, and to pay interest thereon (i) from, and including, July 29, 2020, to, but excluding, September 30, 2025 or earlier date of redemption (the “Redemption Date”), at a rate of 5.25% per annum, semi-annually in arrears on March 31 and September 30 of each year, commencing September 30, 2020 (each such date, a “Fixed Rate Interest Payment Date,” with the period from, and including, July 29, 2020 to, but excluding, the first Fixed Rate Interest Payment Date and each successive period from, and including, a Fixed Rate Interest Payment Date to, but excluding, the next Fixed Rate Interest Payment Date being a “Fixed Rate Period”) and (ii) from, and including, September 30, 2025 to, but excluding, the Stated Maturity Date, unless redeemed prior to the Stated Maturity Date, at a rate equal to Three-Month Term SOFR, reset quarterly, plus 519 basis points, or such other rate as determined pursuant to this Subordinated Note, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year through the Stated Maturity Date or earlier Redemption Date (each such date, including the Maturity Date, a “Floating Rate Interest Payment Date” and, together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates,” with the period from, and including, September 30, 2025 to, but excluding, the first Floating Rate Interest Payment Date and each successive period from, and including, a Floating Rate Interest Payment Date to, but excluding, the next Floating Rate Interest Payment Date being a “Floating Rate Period”). The amount of interest payable on any Fixed Rate Interest Payment Date during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months up to, but excluding September 30, 2025, and, the amount of interest payable on any Floating Rate Interest Payment Date during the Floating Rate Period will be computed on the basis of a 360-day year and the number of days actually elapsed. In the event that any scheduled Interest Payment Date for this Subordinated Note falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be paid on the next succeeding day which is a Business Day (any payment made on such date will be treated as being made on the date that the payment was first due and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date); provided, that in the event that any scheduled Floating Rate Interest Payment Date falls on a day that is not a Business Day and the next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date will be the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

(a) An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable.

(b)The “Floating Interest Rate” means:

(i)	initially Three-Month Term SOFR (as defined below).

(ii)	Notwithstanding the foregoing clause (i) of this Section 2(b):

(1)

If the Calculation Agent determines prior to the relevant Floating Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each of such terms as defined below) have occurred with respect to Three-Month Term SOFR, then the Company shall promptly provide notice of such determination to the Holder and Section 2(c) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate payable on the Subordinated Notes during a relevant Floating Rate Period.

(2)

However, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date, the Floating Interest Rate for the applicable Floating Rate Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the Subordinated Notes, as determined by the Calculation Agent.

(iii)

If the then-current Benchmark is Three-Month Term SOFR and any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions (as defined below) determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

(c)     Effect of Benchmark Transition Event.

(i)

If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the relevant Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates.

(ii)	In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii)

Any determination, decision or election that may be made by the Calculation Agent pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	if made by the Company as the Calculation Agent, will be made in the Company’s sole discretion;

(3)

if made by the Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects; and

(4)	notwithstanding anything to the contrary in this Subordinated Note, shall become effective without consent from the Holder or any other party.

(iv)

For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on this Subordinated Note for the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement and the spread specified on the face hereof.

(v)	As used in this Subordinated Note:

1.

“Benchmark” means, initially, Three-Month Term SOFR; provided that if the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

2.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

a.	Compounded SOFR;

b.

the sum of: (i) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

c.	the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment; or

d.

the sum of: (i) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. Dollar denominated floating rate securities at such time and (ii) the Benchmark Replacement Adjustment.

3.	“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

a.

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

b.	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

c.

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated floating rate securities at such time.

4.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Rate Period,” timing and frequency of determining rates with respect to each Floating Rate Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

5.	“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

a.	in the case of clause (a) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

b.

in the case of clause (b) or (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

c.	in the case of clause (d) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

6.	“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

a.

if the Benchmark is Three-Month Term SOFR, (i) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (ii) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (iii) the Calculation Agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

b.

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

c.

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

d.	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

7.

“Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the State of Missouri are generally authorized ore required by law or executive order to be closed.

8.

“Calculation Agent” means the agent appointed by the Company prior to the commencement of the Floating Rate Period (which may include the Company or any of its Affiliates) to act in accordance with the terms of this Subordinated Note.

9.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

a.	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

b.

if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. Dollar denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 519 basis points per annum.

10.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

11.	“Federal Reserve” means the Board of Governors of the Federal Reserve System.

12.	“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

13.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

14.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

15.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

16.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

17.

“Reference Time” with respect to any determination of a Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

18.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

19.

“SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website (or such successor’s website).

20.	“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

21.	“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

22.

“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

23.

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period”, timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

24.	“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding any Benchmark Replacement Adjustment.

The Company will pay interest on this Subordinated Note to the Person who is the registered Holder at the close of business on the fifteenth calendar day prior to the applicable Interest Payment Date. This Subordinated Note will be payable as to principal and interest at the office or agency of the Paying Agent, or, at the option of the Company, payment of interest may be made by check delivered to the Holder at its address set forth in the Subordinated Note Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent will have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of this Subordinated Note in the case of a payment of interest on the Stated Maturity Date).

3.        Paying Agent and Registrar. The Company or any of its Subsidiaries may act as Paying Agent and/or Registrar, and the Company will act as the initial Paying Agent and Registrar. The Company may change any Paying Agent or Registrar from time to time without notice to any Holder. The Company will maintain an office or agency where Subordinated Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Subordinated Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Subordinated Notes (“Subordinated Note Register”) and of their transfer and exchange. The registered Holder of a Subordinated Note will be treated as the owner of the Subordinated Note for all purposes. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder; provided that no such removal or replacement will be effective until a successor Paying Agent or Registrar will have been appointed by the Company and will have accepted such appointment. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, and the Company shall be the initial Paying Agent and Registrar for the Subordinated Notes. There will be only one Subordinated Note Register.

4.          Subordination. The indebtedness of the Company evidenced by this Subordinated Note, including the principal thereof and interest thereon, shall be subordinate and junior in right of payment to obligations of the Company constituting the Senior Indebtedness, and will rank pari passu in right of payment with all other Subordinated Notes. For purposes of this Subordinated Note, “Senior Indebtedness” means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, other than any obligation where, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not Senior Indebtedness. Senior Indebtedness includes, without limitation: (a) the principal (and premium, if any) of and interest in respect of indebtedness of the Company for borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company, including obligations incurred in connection with the acquisition of property, assets or businesses; (b) all capital lease obligations of the Company; (c) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business; (d) all obligations of the Company arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers’ acceptance, security purchase facilities and similar credit transactions; (e) all obligations of the Company associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; (g) all obligations of the type referred to in clauses (a) through (f) of other persons secured by any lien on any property or asset of the Company whether or not such obligation is assumed by the Company; and (h) any deferrals, renewals or extensions of any obligations of the type referred to in clauses (a) through (g) above. Notwithstanding the foregoing, Senior Indebtedness does not include: (a) the Subordinated Notes; (b) trade accounts payable arising in the ordinary course of business; (c) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the Notes, or (d) without limiting the generality of the foregoing, any subordinated debentures or junior subordinated debentures, of the Company underlying trust preferred securities issued by subsidiary trusts of the Company (including subsidiary trusts of the Company acquired on or after the date hereof) that are outstanding as of the date hereof or that are issued after the date hereof by any such subsidiary trust of the Company, which subordinated debentures or junior subordinated debentures shall in all cases be junior to the Subordinated Notes.

5.          Redemption.

(a)          The Company may, at its option, on any Interest Payment Date on or after September 30, 2025, redeem this Subordinated Note, in whole or in part, without premium or penalty, but in all cases in a principal amount with integral multiples of $1,000. In addition, the Company may redeem all, but not a portion of the Subordinated Notes, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event. Any redemption of this Subordinated Note shall be subject to the prior approval of the Federal Reserve (or its designee) or any successor agency, and any other bank regulatory agency, to the extent such approval shall then be required by law, regulation or policy. This Subordinated Note is not subject to redemption at the option of the Holder. The Redemption Price with respect to any redemption permitted under this Subordinated Note will be equal to 100% of the principal amount of this Subordinated Note, or portion thereof, to be redeemed, plus accrued but unpaid interest, if any, thereon to, but excluding, the Redemption Date. “Tier 2 Capital Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Subordinated Note no longer qualifies as “Tier 2” Capital (as defined by the Federal Reserve) (or its then equivalent) as a result of a change in interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the date of Issue Date. “Tax Event” means the receipt by the Company of an opinion of counsel to the Company that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there is a material risk that interest payable by the Company on the Subordinated Notes is not, or within one hundred and twenty (120) calendar days after the receipt of such opinion will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes. “Investment Company Event” means the receipt by the Company of an opinion of counsel to the Company to the effect that there is a material risk that the Company is or, within one hundred and twenty (120) calendar days after the receipt of such opinion will be, required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

(b)          If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new note shall be issued representing the unredeemed portion without charge to the Holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Holder. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Holder shall be redeemed.

(c)          If notice of redemption has been duly given and notwithstanding that any Subordinated Notes so called for redemption have not been surrendered for cancellation, on and after the Redemption Date interest shall cease to accrue on all Subordinated Notes so called for redemption, all Subordinated Notes so called for redemption shall no longer be deemed outstanding and all rights with respect to such Subordinated Notes shall forthwith on such Redemption Date cease and terminate (unless the Company shall default in the payment of the redemption price), except only the right of the Holder thereof to receive the amount payable on such redemption, without interest.

6.          Events of Default; Acceleration. If an Event of Default (as defined below) occurs, then the principal amount of all of the then outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Except as set forth in the preceding sentence, the Holder shall not have any right to accelerate the Stated Maturity Date of the Subordinated Notes or to otherwise make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. An “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or in accordance with any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

(a)    the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(b)    the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property or the taking of corporate action by the Company in furtherance of any such action; or

(c)    (i) the appointment by a competent government agency having primary regulatory authority over any Subsidiary that is organized as a banking organization under federal or state law and that represents 50% or more of the consolidated assets of the Company determined as of the date of the most recent audited financial statements of the Company (a “Major Constituent Bank”) under any applicable federal or state banking, insolvency or similar law now or hereafter in effect of a receiver of any such Major Constituent Bank, or (ii) the entry of a decree or order in any case or proceeding under any applicable federal or state banking, insolvency or other similar law now or hereafter in effect appointing any receiver of any Major Constituent Bank.

7.          Failure to Make Payments. If the Company fails to make any payment of interest on this Subordinated Note when such interest becomes due and payable and such default continues for a period of 30 days, or if the Company fails to make any payment of the principal of this Subordinated Note when such principal becomes due and payable, the Company will, upon demand of the Holder, pay the whole amount then due and payable with respect to this Subordinated Note, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to this Subordinated Note or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by this Subordinated Note.

Upon an Event of Default, the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank equal with or junior to this Subordinated Note, or make any payments under any guarantee that ranks equal with or junior to this Subordinated Note, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.

8.           Merger or Sale of Assets. The Company shall not merge into another entity, effect a Change in Bank Control (as defined below) or convey, transfer or lease substantially all of its properties and assets to any person, unless:

(a)     the continuing entity into which the Company is merged or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Company shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; and

(b)     immediately after giving effect to such transaction, no Event of Default (as defined above), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

“Change in Bank Control” means the sale, transfer, lease or conveyance by the Company, or an issuance of equity securities by the Company’s wholly-owned subsidiary, Guaranty Bank (the “Bank”), other than to the Company, in either case resulting in ownership by the Company of less than 80% of the Bank.

9.          Denominations, Transfer, Exchange. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of this Subordinated Note may be registered and this Subordinated Note may be exchanged as provided in the Note Purchase Agreement. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require the Holder to pay any taxes and fees required by law.

10.           Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Holder requesting such transfer or exchange.

11.         Persons Deemed Owners. The Company, Paying Agent and Registrar, and any other agent of the Company, may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note is overdue, and neither the Company, Paying Agent nor Registrar, nor any such other agent, will be affected by notice to the contrary.

12.         Amendments; Waivers. The Note Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Notes at any time by the Company and the Holders of a majority in principal amount of the then outstanding Subordinated Notes. The Note Purchase Agreement also contains provisions permitting the Holders of specified percentages in principal amount of the then outstanding Subordinated Notes, on behalf of the holders of all Subordinated Notes, to waive past defaults under the Note Purchase Agreement and their consequences. Any such consent or waiver by the Holder of this Subordinated Note will be conclusive and binding upon such Holder and upon all future holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.

13.         No Impairment. No reference herein to the Note Purchase Agreement and no provision of this Subordinated Note or of the Note Purchase Agreement will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest of this Subordinated Note at the Stated Maturity Date.

14.         No Sinking Fund; No Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

15.         No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Note Purchase Agreement or in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Holder and as part of the consideration for the issuance of this Subordinated Note.

16.         Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

17.         Available Information. Requests by the Holder to the Company may be made to: Guaranty Federal Bancshares, Inc., 2144 East Republic Road, Suite F200, Springfield, Missouri 65804, Attention: Carter M. Peters.

18.         Governing Law. THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY LAWS OR PRINCIPLES OF CONFLICT OF LAWS THAT WOULD APPLY THE LAWS OF A DIFFERENT JURISDICTION.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed.

GUARANTY FEDERAL BANCSHARES, INC.

By:
Name: Title:	Carter M. Peters Executive Vice President and Chief Financial Officer

[Signature Page to Definitive Note]

ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the face of this Subordinated Note)

Tax Identification No:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company. “Affiliate” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates. “Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

☐     (1)     acquired for the undersigned’s own account, without transfer;

☐     (2)     transferred to the Company;

☐     (3)     transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);

☐     (4)     transferred under an effective registration statement under the Securities Act;

☐     (5)     transferred in accordance with and in compliance with Regulation S under the Securities Act;

☐     (6)    transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

☐     (7)     transferred in accordance with another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Paying Agent will refuse to register this Subordinated Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Paying Agent may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Paying Agent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signature:

Exhibit B

Form of Opinion of Counsel

1.     The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents and to consummate the transactions contemplated thereby.

2.     The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company.

3.     The Subordinated Notes have been duly and validly authorized by the Company and when issued by the Company and delivered to and paid for by the applicable Purchasers in accordance with the terms of the Purchase Agreement, the Subordinated Notes, will have been duly executed, authenticated, issued and delivered.